As filed with the Securities and Exchange Commission on December 8, 2015.

Registration No. 333 - ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________

ENERGY XXI LTD

(exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0499286 (I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM

1179, Hamilton HM EX, Bermuda

441-295-2244

______________________

1021 Main, Suite 2626

Houston, Texas 77002

713-351-3000

(Address of principal executive offices, including zip code)

 ______________________

ENERGY XXI SERVICES, LLC 2008 FAIR MARKET VALUE STOCK PURCHASE PLAN

(Full title of the Plan)

______________________

Juliet Evans

Canon’s Court, 22 Victoria Street, PO Box HM

 1179, Hamilton HM EX, Bermuda

441-295-2244

Hugh Menown

1021 Main, Suite 2626

Houston, Texas 77002

713-351-3000

______________________

(Name, Address, including Zip Code, and Telephone Number,
including Area Code, for Agent for Service)

______________________

Copy to:

Vinson & Elkins L.L.P.

2300 First City Tower

1001 Fannin Street

Houston, Texas 77002-6760

(713) 758-2222

Attn: T. Mark Kelly

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.005 par value per share	500,000 Shares	$1.34	$670,000	$67.47

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall also cover any additional shares of common stock of Energy XXI Ltd (the “Company”), par value $0.005 (“Common Stock”) that become issuable under the Energy XXI Services, LLC 2008 Fair Market Value Stock Purchase Plan, as amended from time to time (the “Plan”) being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)	Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee, on the basis of the average of the high and low prices per share of Common Stock as reported by The NASDAQ Global Select Market on December 7, 2015.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 500,000 shares of the same class of securities for which the Company (then known as Energy XXI (Bermuda) Limited) previously filed registration statements on Form S-8 under the Securities Act relating to the Plan. Accordingly, the contents of the Company’s prior registration statements on Form S-8 (File Numbers 333-152740, 333-159868, 333-166723 and 333-173865), as filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2008, June 10, 2009, May 11, 2010 and May 2, 2011, respectively, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number		Description
4.1	—	Altered Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 9, 2011).
4.2	—	Bye-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on November 9, 2011).
4.3*	—	Energy XXI Services, LLC 2008 Fair Market Value Stock Purchase Plan (as amended and restated).
5.1*	—	Opinion of Appleby as to the legality of the securities being registered.
23.1*	—	Consent of BDO USA, LLP.
23.2*	—	Consent of UHY LLP.
23.3*	—	Consent of Netherland, Sewell & Associates, Inc.
23.4*	—	Consent of Appleby (included in the opinion filed as Exhibit 5.1 hereto).
24.1*	—	Powers of Attorney (contained on signature pages).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on December 8, 2015.

Energy XXI ltd

By:	/s/ Bruce W. Busmire
Bruce W. Busmire
Chief Financial Officer

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bo Boyd and Hugh A. Menown, and each of them, any one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, in the capacities and on this 8th day of December, 2015.

Signature	Capacity

/s/ John D. Schiller, Jr.	Chief Executive Officer
John D. Schiller, Jr.	(Principal Executive Officer)

/s/ Bruce W. Busmire	Chief Financial Officer
Bruce W. Busmire	(Principal Financial Officer and Principal Accounting Officer)

/s/ James LaChance	Chairman of the Board of Directors
James LaChance

/s/ William Colvin	Director
William Colvin

/s/ Cornelius Dupré, II	Director
Cornelius Dupré, II

/s/ Hill A. Feinberg	Director
Hill A. Feinberg

/s/ Kevin Flannery	Director
Kevin Flannery

/s/ Scott A. Griffiths	Director
Scott A. Griffiths

EXHIBIT INDEX

Exhibit Number		Description
4.1	—	Altered Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 9, 2011).
4.2	—	Bye-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on November 9, 2011).
4.3*	—	Energy XXI Services, LLC 2008 Fair Market Value Stock Purchase Plan (as amended and restated).
5.1*	—	Opinion of Appleby as to the legality of the securities being registered.
23.1*	—	Consent of BDO USA, LLP.
23.2*	—	Consent of UHY LLP.
23.3*	—	Consent of Netherland, Sewell & Associates, Inc.
23.4*	—	Consent of Appleby (included in the opinion filed as Exhibit 5.1 hereto).
24.1*	—	Powers of Attorney (contained on signature pages).

*	Filed herewith.